Exhibit 99.1

Written Statement Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Plan Administrator of the BSB Bank & Trust Company 401(k) Savings Plan (the “Plan”), hereby certifies that, on the date hereof:

1.	The annual report on Form 11-K for the Plan for the twelve months ended December 31, 2002 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	Information contained in the Report present fairly, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

Date: June 30, 2003	/s/ ROY W. BROCK
Roy W. Brock Plan Administrator BSB Bank & Trust Company 401(k) Savings Plan

A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.

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